4744814v.1 CUSTOMERS BANCORP, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN This Customers Bancorp, Inc., Supplemental Executive Retirement Plan is adopted as of this ____ day _________, 2022 (the “Effective Date”) by Customers Bancorp, Inc., a Pennsylvania corporation (the “Employer” or the “Company”) for the benefit of Lyle Cunningham (the “Executive”). The purpose of the Plan is to provide supplemental nonqualified pension benefits to the Executive and incentivize Executive to continue to make substantial contributions to the success of the Employer. This Plan is intended to be and shall be administered as an income tax nonqualified, unfunded plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Sections 201(2), 301(a)(3), and 401(a)(1). This Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and, accordingly, the intent of the parties hereto is that the Plan shall be operated and interpreted consistent with the requirements thereof. ARTICLE 1 DEFINITIONS Whenever used in this Plan, the following terms have the meanings specified: 1.1. “Account Balance” means, as of any date, the minimum liability that must be accrued by the Company for purposes of or in connection with the Plan under generally accepted accounting principles (“GAAP”). 1.2. “Annuity Contract” means the following annuity contract(s) purchased and solely owned by the Company and/or Customers Bank: a Flexible Premium Indexed Deferred Annuity Contract issued by Nationwide Life Insurance Company, contract #____________, National Western Life Insurance Company, contract #___________ or such other annuity contracts (a) as the Company may purchase from time to time in accordance with Section 2.3 or otherwise, the income value of which the Company designates to serve as the measure of the Plan benefit and (b) are identified by Policy number in writing by the Company as an “Annuity Contract” under this Plan. 1.3. “Beneficiary” means the person or entity designated, or otherwise determined in accordance with Article 4, in writing by the Executive to receive death benefits pursuant to this Plan in the event of the Executive’s death. 1.4. “Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that the Executive completes, signs, and returns to the Plan Administrator to designate one or more Beneficiaries. 1.5. “Board” means the Board of Directors of the Employer. 1.6. “Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company under Section 4009A of the Code. 1.7. “Disability” means the Executive (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in

2 4744814v.1 death or can be expected to last for a continuous period of net less than twelve (12) months or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Employer. 1.8. “ERISA” means the Employee Retirement Income Security Act of 1974. 1.9 “Plan” means this Customers Bancorp, Inc., Supplemental Executive Retirement Plan for the benefit of the Executive, as set forth herein and as may be amended from time to time. 1.10 “Rider” means the income rider attached to the Annuity Contract as an endorsement or other product feature that operates as an income rider, with such feature providing for a withdrawal or payment feature for the life of the annuitant. 1.11 “Normal Retirement Age” means age sixty-five (65). 1.12 “Separation from Service” means separation from service as that term is defined under Section 409A of the Code. ARTICLE II ASSET FINANCING, OWNERSHIP AND RIGHTS 2.1 Annuity Contract and Other Investments. For purposes of satisfying its obligations to provide benefits under this Plan, the Company has initially invested in an Annuity Contract. 2.2 Ownership of the Annuity Contract. The Company is the sole owner of the Annuity Contract, and other such investments designated for purposes of the Plan and shall have the right to exercise all incidents of ownership. The Company shall be the beneficiary of the death proceeds of the Annuity Contract. The Company shall at all times be entitled to the Annuity Contract’s cash surrender value, as that term is defined in the Annuity Contract. 2.3 Right to Annuity Contract. Notwithstanding any provision hereof to the contrary, the Company shall have the right to sell or surrender any Annuity Contract without terminating this Plan, provided the Company replaces the Annuity Contract with a comparable annuity policy, or asset of comparable value, with a comparable lifetime withdrawal feature and comparable benefit value. Without limitation, the Annuity Contract at all times shall be the exclusive property of the Company and shall be subject to the claims of the Company’s creditors. 2.4 Rabbi Trust. Employer may establish a “rabbi trust” to which contributions may be made to provide the Employer with a source of funds for purposes of satisfying the obligations of the Employer under the Plan. The trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan. Neither the Executive nor the Beneficiary shall have any beneficial ownership interest in any assets held in the trust. ARTICLE III RETIREMENT AND OTHER BENEFITS 3.1 Normal Retirement Benefit. Upon the Executive’s Separation from Service after reaching Normal Retirement Age for any reason other than death or Disability, the Executive will be entitled to the monthly benefit payment described in this Section 3.1. The amount of the benefit will equal the amount

3 4744814v.1 that is paid from the Annuity Contract through the Rider designated under this Plan to benefit the Executive, commencing on the first (1st) day of the second month following the date of the Executive’s Separation from Service, payable monthly and continuing for the Executive’s lifetime. 3.2 Early Termination Benefit. In the event the Executive should incur a Separation from Service prior to Normal Retirement Age for any reason other than death or Change in Control, the Executive will be entitled to the vested benefit payment described in this Section 3.2. The amount of the vested benefit will be a fraction of the amount that is paid from the Annuity Contract through the Rider (the “Benefit Fraction”) times a vested percentage (the “Vested Percentage”). The Benefit Fraction is equal to the ratio of the Account Balance on the date of Separation from Service to the projected Account Balance at Normal Retirement Age. The Vested Percentage is equal to 0% for years 1 through 6 (beginning on the Effective Date of the Plan), 20% for year 7, 40% for year 8, 60% for year 8, 80% for year 9 and 100% thereafter. The formula for the Early Termination Benefit is as follows: a) The Benefit Fraction; times b) The Vested Percentage; times c) The amount that is payable from the Annuity Contract through the Rider at Normal Retirement Age. Payment of the Early Termination Benefit will commence on the first day of the second month following the Executive’s Normal Retirement Age and will continue for the Executive's lifetime, payable monthly. 3.3 Disability Benefit. In the event the Executive should incur a Separation from Service as a result of Disability prior to Normal Retirement Age, the Executive will be entitled to the vested benefit payment described in this Section 3.3. The amount of the vested benefit will be a fraction of the amount that is paid from the Annuity Contract through the Rider (the “Benefit Fraction”) times a vested percentage (the “Vested Percentage”). The Benefit Fraction is equal to the ratio of the Account Balance on the date of Separation from Service to the projected Account Balance at Normal Retirement Age. The Vested Percentage is equal to 0% for years 1 through 5 (beginning on the Effective Date of the Plan), 20% at the end of year 6, 40% at the end of year 7, 60% at the end of year 8, 80% at the end of year 9 and 100% at the end of year 10. The formula for the Early Termination Benefit is as follows: a) The Benefit Fraction; times b) The Vested Percentage; times c) The amount that is payable from the Annuity Contract through the Rider at Normal Retirement Age. Payment of the Disability Benefit will commence on the first day of the second month following the Executive’s Normal Retirement Age and will continue for the Executive's lifetime, payable monthly. 3.4 Change in Control Benefit. If the Executive is actively employed at the time of a Change in Control and incurs a Separation from Service, except for Cause, within twelve (12) months following the Change in Control, the Executive will fully vest in the Normal Retirement Benefit. The Employer will establish a “rabbi trust”, if one has not already been established, for the purposes of this Plan, to which assets will be contributed to provide the Employer with a source of funds for purposes of satisfying the obligations of the Employer under the Plan. The amount of the contribution to the “rabbi trust” will be the amount sufficient to satisfy the benefit under paragraph 3.1. Payment of benefits under this Section 3.4 will commence on the first day of the second month following the later of the Executive’s Normal Retirement Age or Separation from Service and will continue for the Executive's lifetime.

4 4744814v.1 3.5 Death Benefit. Upon the death of the Executive while this Plan is in effect, whether or not benefit payments have commenced under the Plan, any death benefit payable shall be paid pursuant that certain Split Dollar Life Insurance Plan dated ________________ between the Customers Bank and the Executive in lieu of any benefit payable under this Plan and this Plan shall terminate; provided, however, if such Split Dollar Life Insurance Plan is not in effect on the date of death, the Employer shall pay to the Executive’s Beneficiary the Account Balance in a single lump sum within sixty (60) days of the date of death. 3.6 Restriction on Timing of Distributions. Notwithstanding the applicable provisions of this Plan regarding timing of payments, the following special rules shall apply if the stock of the Employer is publicly traded at the time of the Executive’s Separation from Service in order for this Plan to comply with Section 409A of the Code: (i) to the extent the Executive is a “specified employee” (as defined under Section 409A of the Code) at the time of a distribution and to the extent such applicable provisions of Section 409A of the Code and the regulations thereunder require a delay of such distributions by a six- month period after the date of such Executive’s Separation from Service with the Employer, no such distribution shall be made prior to the date that is six months after the date of the Executive’s Separation from Service with the Employer, and (ii) any such delayed payments shall be paid to the Executive in a single lump sum within five (5) business days after the end of the six (6) month delay. 3.7 Acceleration of Payments. Except as specifically permitted herein, no acceleration of the time or schedule of any payment may be made hereunder. Notwithstanding the foregoing, payments may be accelerated, in accordance with the provisions of Treasury Regulation §1.409A-3G)(4) in the following circumstances: (i) as a result of certain domestic relations orders; (ii) in compliance with the ethics laws or conflicts of interest laws; (iii) in limited cashouts (but not in excess of the limit under Code §402(g)(l)(B)); (iv) to pay employment-related taxes; or (v) to pay any taxes that may become due at any time that the Plan fails to meet the requirements of Section 409A. ARTICLE IV BENEFICIARIES 4.1 Beneficiary Designations. The Executive shall have the right to designate at any time a Beneficiary to receive any benefits payable under this Plan to Executive’s Beneficiary upon the death of the Executive. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other benefit plan of the Employer in which the Executive participates. 4.2 Beneficiary Designation; Changes. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form and delivering it to the Plan Administrator or its designated agent. The Executive’s Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing, and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator before the Executive’s death. 4.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received in writing by the Plan Administrator or its designated agent.

5 4744814v.1 4.4 No Beneficiary Designation. If the Executive dies without a valid Beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive’s spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be distributed to the personal representative of the Executive’s estate. 4.5 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Employer may pay such benefit to the guardian, legal representative, or person having the care or custody of the minor, incapacitated person, or incapable person. The Employer may require proof of incapacity, minority, or guardianship as it may deem appropriate before distribution of the benefit. Distribution shall completely discharge the Employer from all liability for the benefit. ARTICLE V GENERAL LIMITATIONS 5.1 Limits on Payments. Notwithstanding anything contained in this Plan to the contrary, it is understood and agreed that the Company shall not be required to make any payment or take any action under this Plan if: (a) such payment or action is prohibited by any governmental agency having jurisdiction over the Company (hereinafter referred to as “Regulatory Authority”) in light of the fact that the Company has been declared by Regulatory Authority to be troubled, or operating in an unsafe or unsound matter; or (b) such payment or action (i) would be prohibited by or would violate any provision of state or federal law applicable to the Company, as now in effect or hereafter amended, (ii) would be prohibited by or would violate any applicable rules, regulations, orders or statements of policy, whether now existing or hereafter promulgated, of any Regulatory Authority, or (iii) otherwise would be prohibited by any Regulatory Authority. 5.2 Excess Parachute or Golden Parachute Payment. Notwithstanding any provision of this Plan to the contrary, any benefit provided under this Plan, when added to all other amounts or benefits provided to or on behalf of Executive in connection with a Change in Control, would result in the imposition of an excise tax under Section 4999 of the Code, such payments shall be retroactively (if necessary) reduced to the extent necessary to avoid such excise tax imposition, or shall be forfeited to the extent the benefit would be a prohibited golden parachute payment pursuant to 12 C.F.R. §359.2 and for which the appropriate federal Companying agency had not given written consent to pay pursuant to 12 C.F.R. §359.4. Upon written notice to Executive, together with calculations of Company's independent auditors, Executive shall remit to Company the amount of the reduction plus such interest as may be necessary to avoid the imposition of such excise tax. Notwithstanding the foregoing or any other provision of this contract to the contrary, if any portion of the amount herein payable to the Executive is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Code, the Company shall be required only to pay to Executive the amount determined to be deductible under Section 280G of the Code. 5.3 Termination for Cause. Notwithstanding anything to the contrary contained herein, in the event of the Executive's termination for Cause, or in the event that between the date of the Executive’s Separation from Service without Cause and the date that benefits are scheduled to begin under Article III, the Board determines that the Executive could have been terminated for Cause, this Plan shall terminate and no benefits shall be payable under the Plan. For this purpose, “Cause” shall be defined as (i) conviction of a crime involving moral turpitude; (ii) willful misconduct or gross neglect of duties which, in either case, has resulted, or in all probability is likely to result, in material economic damage to the Company; provided that within 30 days after receiving notice of such misconduct or neglect, on which the Board is relying to terminate Executive for Cause, Executive are provided the opportunity defend himself before the Board; or (iii) a repeated failure by Executive to follow the written directives of the Board or any written Company

6 4744814v.1 policy or guidelines expressly approved by the Board which has resulted, or in all probability is likely to result, in material economic damage to the Company; provided, however, that if Executive initially refuses to obey the written directives of the board, Executive is furnished a written statement by the Board that it believes in good faith that the acts or non-acts in respect of the direction that is given Executive are in the best interests of the Company, and Executive is provided the opportunity to discuss with the Board reasons for not complying with the Board's directives; provided further that Executive’s refusal to follow any written directive of the Board that would cause Executive to commit any illegal act or engage in any illegal course of conduct shall not be grounds for terminating Executive’s employment for Cause. 5.4 Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, the Board may determine in its sole discretion that the benefits payable under the Plan shall be and, for a period of one year from the Executive’s Separation from Service, remain subject to any clawback or recoupment policy currently in effect or as may be adopted by the Board (or a committee or subcommittee of the Board) and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of the Executive. In the event that the Board makes such a determination, in addition to recouping any amounts previously paid to the Executive under the Plan, this Plan shall terminate and no benefits shall thereafter be payable under the Plan. 5.5 Noncompete. During Executive’s employment with the Company (and/or with any subsidiary or other company under common control with the Company, hereinafter “Affiliate”) and for a period of twelve (12) months after the cessation of Executive’s employment for any reason, Executive shall not, directly or indirectly, within the Restricted Territory (defined below), enter into or engage directly or indirectly in competition with the Company or its Affiliates in any financial services business conducted by the Company or any such Affiliate at the time of such resignation or termination, either as an individual on her own or as a partner or joint venturer, or as a director, officer, shareholder, employee, agent, independent contractor, nor shall Executive assist any other person or entity in engaging directly or indirectly in such competition. “Restricted Territory” shall mean any State in which the Company (a) has a branch, an office, or other location, or (b) otherwise engages in business. 5.6 Non-Solicitation. Executive agrees that during Executive’s employment with the Company (and/or with any of its Affiliates) and for a period of twelve (12) months after the cessation of such employment, Executive shall not: (a) (i) solicit or divert any business to any competitor of the Company or its Affiliates, (ii) accept any business from any individual or entity that is a customer or a prospective customer of the Company or its Affiliate, except on behalf of the Company or its Affiliates, (iii) accept any business from any individual or entity that was a customer or a prospective customer within two years prior to Executive’s cessation of employment. (This non-solicitation restriction with respect to prospective customers shall only apply to those which were identifiable as such prior to the date of the Executive’s cessation of employment); and/or (b) (i) induce or encourage any officer and/or employee of the Company or its Affiliates to leave the employ of the Company or its Affiliates, (ii) hire any individual who was an employee of the Company or its Affiliates as of the date of the cessation of the Executive’s employment, or (iii) induce or encourage any customer, vendor, participant, agent or other business relation of the Company or its Affiliates to cease or reduce doing business with the Company or its Affiliates or in any way interfere with the relationship between any such customer, vendor, participant, agent or other business relation and the Company or its Affiliates, as the case may be.

7 4744814v.1 5.7 Non-Disclosure. Executive covenants and agrees that Executive will not at any time, either during Executive’s employment with the Company or its Affiliates, and at all times after the cessation of such employment, use, disclose or make accessible to any other person, firm, partnership, corporation or any other entity any Confidential and Proprietary Information (as defined herein), other than to (a) Executive’s attorney or spouse in confidence, (b) while employed by the Company or its Affiliates, in the business and for the benefit of the Company or its Affiliates, or (c) when required to do so by a court of competent jurisdiction, any government agency having supervisory authority over the business of the Executive or the Company or its Affiliates, or any administrative body or legislative body, including a committee thereof, with jurisdiction. For purposes of this Agreement, “Confidential and Proprietary Information” shall mean non-public, confidential, and proprietary information provided to the Executive concerning, without limitation, the Company’s and its Affiliates’ financial condition and/or results of operations, statistical data, products, ideas and concepts, strategic business plans, lists of customers or customer information, information relating to marketing plans, management development reviews, including information regarding the capabilities and experience of the Company’s and its Affiliates’ employees, compensation, recruiting and training, and human resource policies and procedures, policy and procedure manuals, together with all materials and documents in any form or medium (including oral, written, tangible, intangible, or electronic) concerning any of the above, and other non-public, proprietary and confidential information of the Company and its Affiliates; provided, however, that Confidential and Proprietary Information shall not include any information that is known generally to the public or within the industry other than as a result of unauthorized disclosure by the Executive. It is specifically understood and agreed by the Executive that any non-public information received by the Executive during Executive’s employment by the Company and/or its Affiliates is deemed Confidential and Proprietary Information for purposes of this Agreement. In the event the Executive’s employment is terminated or ends for any reason, the Executive shall immediately return to the Company and/or its Affiliates upon request all Confidential and Proprietary Information in Executive’s possession or control. ARTICLE VI CLAIMS AND REVIEW PROCEDURES 6.1 Claims Procedure. A person or Beneficiary (a “claimant”) who has not received benefits under the Plan that he or she believes should be paid shall make a claim for such benefits as follows: 6.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits. If the claim relates to the contents of a notice received by the claimant, the claim must be made within sixty (60) days after the notice was received by the claimant. All other claims must be made within one hundred eighty (180) days after the date of the event that caused the claim to arise. The claim must state with particularity the determination desired by the claimant. 6.1.2 Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within ninety (90) days after receiving the claim, (within forty-five (45) days for Disability benefits). If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional ninety (90) days, (thirty (30) days for Disability), by notifying the claimant in writing, prior to the end of the initial ninety (90)-day period (or forty-five (45) days, as applicable), that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision. If the extension is with respect to Disability benefits, the notice shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be given 45 days to provide the specified information. The time period shall begin at the time a claim is filed, whether or not all information necessary for a determination accompanies the filing. If the

8 4744814v.1 time period is extended due to insufficient information needed to decide a Disability claim, the period for making the Disability determination shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information. 6.1.3 Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth: 6.1.3.1 The specific reasons for the denial, 6.1.3.2 A reference to the specific provisions of the Plan on which the denial is based, 6.1.3.3 A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed, 6.1.3.4 An explanation of the Plan’s review procedures and the time limits applicable to such procedures, and 6.1.3.5 in the case involving Disability, a copy of any internal rule, guideline, protocol or other similar criterion that was relied upon in making the decision and, if based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, or a statement that such explanation will be provided free of charge upon request. 6.2 Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows: 6.2.1 Initiation - Written Request. To initiate the review, the claimant, within sixty (60) days (180 days for a Disability claim) after receiving the Plan Administrator’s notice of denial, must file with the Plan Administrator a written request for review. 6.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits. 6.2.3 Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. 6.2.4 Additional Information For Disability. In a claim for Disability, the following shall also apply: 6.2.4.1 the review shall not give any deference to the initial adverse determination; 6.2.4.2 if the appeal is based in whole or in part on a medical judgment, the Company shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment;

9 4744814v.1 6.2.4.3 any medical or vocational experts whose advice was obtained in connection with the adverse determination shall be identified, without regard to whether the advice was relied upon in making the benefit determination; and 6.2.4.4 the health care professional engaged for purposes of a consultation under (b) above shall not be the individual who was consulted in connection with the adverse determination that is the subject of the appeal, nor the subordinate of any such individual. 6.2.5 Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within sixty (60) days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional sixty (60) days by notifying the claimant in writing, prior to the end of the initial sixty (60)-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision. 6.2.6 Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth: 6.2.6.1 The specific reasons for the denial, 6.2.6.2 A reference to the specific provisions of the Plan on which the denial is based, 6.2.6.3 A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits, and 6.2.6.4 A statement of the claimant’s right to bring a civil action under ERISA Section 502(a), and 6.2.6.5 in the case involving Disability benefits, a copy of any internal rule, guideline, protocol or other similar criterion that was relied upon in making the decision and, if the adverse determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, or a statement that such explanation will be provided free of charge upon request; and the following statement: “You and your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find what may be available is to contact your local U.S. Department of Labor Office or your State insurance regulatory agency. ARTICLE VII MISCELLANEOUS 7.1 Amendment and Termination. Subject to Section 7.12, this Plan may be amended or terminated solely by written agreement between the Employer and the Executive. 7.2 No Guarantee of Employment. This Plan is not an employment policy or contract. It does not give any Executive the right to remain an employee of the Employer, nor does it interfere with the

10 4744814v.1 Employer’s right to discharge the Executive. It also does not require any Executive to remain an employee nor interfere with any Executive’s right to terminate employment at any time. 7.3 Non-Transferability. Benefits under this Plan cannot be sold, transferred, assigned, pledged, attached, or encumbered in any manner. 7.4 Tax Withholding. The Employer shall withhold any taxes that are required to be withheld from the benefits provided under this Plan. 7.5 Applicable Law. Except to the extent preempted by the laws of the United States of America, the validity, interpretation, construction and performance of this Plan shall be governed by and construed in accordance with the laws of the State of Pennsylvania, without giving effect to the principles of conflict of laws of such state. 7.6 Unfunded Arrangement. The Executive and the Beneficiary are general unsecured creditors of the Employer for the payment of benefits under this Plan. The benefits represent the mere promise by the Employer to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance, annuity contract or other asset purchased by Employer to fund its obligations under this Plan shall be a general asset of the Employer to which the Executive and Beneficiary have no preferred or secured claim. 7.7 Benefit Provision. Notwithstanding the provisions of this Plan in the payment of the benefits under Article 3, any benefits payable under this Plan are contingent solely upon the amount that is provided by the Annuity Contract(s) as identified in this Plan or other provision as provided for in Article 2. 7.8 Severability. If any provision of this Plan is held invalid, such invalidity shall not affect any other provision of this Plan, and each such other provision shall continue in full force and effect to the full extent consistent with law. If any provision of this Plan is held invalid in part, such invalidity shall not affect the remainder of the provision, and the remainder of such provision together with all other provisions of this Plan shall continue in full force and effect to the full extent consistent with law. 7.9 Headings. The headings of articles herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Plan. 7.10 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to the address of the Executive on the books and records of the Employer at the time of the delivery of such notice, and properly addressed to the Employer if addressed to the Board at 1015 Penn Avenue, Wyomissing, PA 19610. 7.11 Payment of Legal Fees. In the event litigation ensues between the parties concerning the enforcement of the obligations of the parties under this Plan, the Employer shall pay all costs and expenses in connection with such litigation until such time as a final determination (excluding any appeals) is made with respect to the litigation. If the Employer prevails on the substantive merits of each material claim in dispute in such litigation, the Employer shall be entitled to receive from the Executive all reasonable costs and expenses, including without limitation attorneys’ fees, incurred by the Employer on behalf of the

11 4744814v.1 Executive in connection with such litigation, and the Executive shall pay such costs and expenses to the Employer promptly upon demand by the Employer. 7.12 Termination or Modification of Plan Because of Changes in Law, Rules or Regulations. The Employer is entering into this Plan on the assumption that certain existing tax laws, rules, and regulations will continue in effect in their current form. If that assumption materially changes and the change has a material detrimental effect on this Plan, then the Employer reserves the right to terminate or modify this Plan accordingly. ARTICLE VIII ADMINISTRATION OF PLAN 8.1 Plan Administrator Duties. This Plan shall be administered by a Plan Administrator consisting of the Board or such committee or person(s) as the Board shall appoint. The Plan Administrator shall have the sole and absolute discretion and authority to interpret and enforce all appropriate rules and regulations for the administration of this Plan and the rights of the Executive under this Plan, to decide or resolve any and all questions or disputes arising under this Plan, including benefits payable under this Plan and all other interpretations of this Plan, as may arise in connection with the Plan. No benefit shall be payable hereunder to any person unless the Plan Administrator, in its sole discretion, determines such benefit is due. 8.2 Agents. In the administration of this Plan, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel, who may be counsel to the Employer. 8.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation, and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan. 8.4 Indemnity of Plan Administrator. The Plan Administrator shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan, unless such action or omission is attributable to the willful misconduct of the Plan Administrator or any of its members. The Employer shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Plan Administrator or any of its members. 8.5 Employer Information. To enable the Plan Administrator to perform its functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death, or Separation of Service of the Executive and such other pertinent information as the Plan Administrator may reasonably require. This Supplemental Executive Retirement Plan is hereby adopted as of the date written above. CUSTOMERS BANCORP, INC. Lyle Cunningham By:________________________ By:_______________________ Name: Bernard Garrigues Title: Chief People Officer